VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                     NEW YORK TIME ON THE EXPIRATION DATE

Control No.                        Maximum Primary Subscription Shares Available

            THE GABELLI CONVERTIBLE AND INCOME SECURITIES FUND INC.
                     SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

     IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE TEAR OFF CARD.

     As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of Common Stock, $.001 par value per share, of The Gabelli Convertible and Income Securities Fund Inc. (the "Fund"), shown above pursuant to the Primary Subscription Right and upon the terms and conditions and at the Subscription Price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Rights holders, as described in the Prospectus. Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available, or if Secondary Over-Subscription Shares are issued by the Fund, and the holder's Primary Subscription Rights have been fully exercised to the extent possible.

     Registered owners who are participants in The Gabelli Convertible and Income Securities Fund Inc. Automatic Dividend Reinvestment and Voluntary Cash Purchase Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan must check Box D on the reverse side of the Subscription Certificate below. Registered owners who are not participants in the plan will be automatically issued stock certificates. Stock certificates for primary share subscriptions will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for oversubscriptions and confirmation statements reflecting uncertificated share credits for dividend reinvestment accounts will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected.

                    THE SUBSCRIPTION RIGHT IS TRANSFERABLE

     Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the continental United States and made payable to The Gabelli Convertible and Income Securities Fund Inc. will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

--------------------------------------------------------------------------------

        VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                     NEW YORK TIME ON THE EXPIRATION DATE

Control No.                  Rights Represented by this Subscription Certificate
CUSIP No.                    Maximum Primary Subscription Shares Available

            THE GABELLI CONVERTIBLE AND INCOME SECURITIES FUND INC.
                     SUBSCRIPTION RIGHTS FOR COMMON STOCK
          (Complete appropriate section on reverse side of this form)

     The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of Rights shown above to subscribe for the Common Stock, $.001 par value, of The Gabelli Convertible and Income Securities Fund Inc. (the "Fund"), in the ratio of one share of Common Stock for each three Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for Record Date Stockholders only, as described in the Prospectus. Under this Privilege, any number of additional shares may be purchased by a Record Date Stockholder if such shares are available, or if Secondary Over-Subscription Shares are issued by the Fund, and the owner's Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Stock certificates for the shares subscribed for pursuant to the Primary Subscription Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Stock certificates for the shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Registered owners who are participants in The Gabelli Convertible and Income Securities Fund Inc. Automatic Dividend Reinvestment and Voluntary Cash Purchase Plan will receive their primary and oversubscription shares via an uncertificated share credit to their existing accounts. To request a stock certificate, participants in the plan should check Box D on the reverse side of this form. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. To subscribe pursuant to the Primary Subscription Right three Rights and the Subscription Price are required for each share of Common Stock. To subscribe for additional Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each share of Common Stock, subject to the terms of the Over-Subscription Privilege as described in the Prospectus. Payment of $8.00 per share must accompany the Subscription Certificate. See reverse side of forms.




To subscribe for your primary shares please complete line "A" on the card below.

Example:

100 shares = 100 rights (100 rights will be AUTOMATICALLY rounded up to 102 rights, the nearest number of rights divisible by three)

102 rights divided by 3 = 34 primary shares

The maximum number of primary subscription shares would be 34.

                        A.       34       x  $8.00 = $272
                           (No. of shares)

If you are not subscribing for your full Primary Subscription, check box "E" below and we will attempt to sell any remaining unexercised Rights.

To subscribe for any over-subscription shares please complete line "B" below.

PLEASE NOTE: Only Record Date Stockholders who have exercised their Primary
Subscription in full may apply for shares pursuant to the Over-Subscription
Privilege.

PAYMENT OF SHARES: Full payment for both the primary and over-subscription shares or a notice of guaranteed delivery must accompany this subscription.
Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

If the aggregate Subscription Price paid by a Record Date Stockholder is insufficient to purchase the number of shares of Common Stock that the holder indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of shares of Common Stock to be purchased, then the Record
Date Stockholder will be deemed to have exercised first, the Primary
Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase shares of Common Stock to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of shares of Common Stock for which the Record Date Stockholder has indicted an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

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                               Expiration Date December 13, 2002 (unless extended)
                               ---------------------------------------------------
                              |      PLEASE FILL IN ALL APPLICABLE INFORMATION    |
                               ---------------------------------------------------


To:  EquiServe
     Attention: Corporate Actions

        By Mail:                   By Overnight Courier:                  By Hand:
     P.O. Box 43025                 40 Campanelli Drive             Securities Transfer and
 Providence,RI 02940-3025           Braintree, MA 02184             Reporting Services, Inc.
                                                                         c/o EquiServe
                                                                    100 Williams St. Galleria
                                                                        New York, NY 10038

A.  Primary Subscription         _______________ x    $8.00      = $_________      E. Sell any Remaining Rights  [ ]
    (3 Rights = 1 share)         (No. of Shares) (Purchase Price)

B.  Over-Subscription Privilege  ___________     x    $8.00      = $_________(1)   F.  Sell all of my Rights     [ ]
                                   (Shares)       (Purchase Price)

C.  Amount of Check Enclosed                                     = $_________     (1) The Over-Subscription Privilege can be
    (or amount in notice of guaranteed delivery)                                      exercised only by a Record Date Stockholder,
                                                                                      as described in the Prospectus, and only
                                                                                      if the Rights initially issued to him are
                                                                                      exercised to the fullest extent possible.

D.  IF YOU CURRENTLY PARTICIPATE IN THE FUND'S AUTOMATIC DIVIDEND
    REINVESTMENT AND CASH PURCHASE PLAN AND WISH TO RECEIVE A
    CERTIFICATE, CHECK HERE  [ ]

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
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                                                                 |
SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for      |   SECTION 2. TO TRANSFER RIGHTS (except pursuant to E or F
the face amount of Common Stock indicated as the total of A      |   above): For value received, ________ of the Rights
and B hereon upon the terms and conditions specified in the      |   represented by the Subscription Certificate are assigned to:
Prospectus relating thereto, receipt of which is                 |
acknowledged. I hereby agree that if I fail to pay for the       |   ____________________________________________________________
shares of Common Stock for which I have subscribed, the Fund     |                      (Print Full Name of Assignee)
may exercise any of the remedies set forth in the                |   ____________________________________________________________
Prospectus.                                                      |                         (Print Full Address)
         TO SELL: If I have checked either the box on line E or  |   ____________________________________________________________
on line F, I authorize the sale of Rights by the Subscription    |                      Signature(s) of Assignee(s)
Agent according to the procedures described in the Prospectus.   |
                                                                 |
_____________________________________________________________    |   IMPORTANT:  The Signature(s) must correspond in every
                                                                 |               particular, without alteration, with the
_____________________________________________________________    |               name(s) as printed on your Subscription
Signature(s) of Subscriber(s)                                    |               Certificate.
_____________________________________________________________    |   Your signature must be guaranteed by:
Address for delivery of Shares if other than shown on front      |       a) a commercial bank or trust company or
                                                                 |       b) a member firm of a domestic stock exchange or
                                                                 |       c) a savings bank or credit union.
                                                                 |
If permanent change of address, check here  [ ]                  |
                                                                 |   Signature _________________________________________________
Please give your telephone number: (     ) __________________    |                       (Name of Bank or Firm)
                                                                 |   Guaranteed By: ____________________________________________
Please give your e-mail address: ____________________________    |                       (Signature of Officer and Title)
                                                                 |
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